Deloitte.

April 20, 2009	Deloitte & Touche LLP Suite 3300 1100 Walnut Street Kansas City, MO 64106-2129 USA Tel: +1 816 474 6180 www.deloitte.com

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of NPC International, Inc.’s Form 8-K dated April 20, 2009, and have the following comments:

1.	We agree with the statements made in (a).
2.	We have no basis on which to agree or disagree with the statements made in (b).

Yours truly,

/s/ Deloitte & Touche LLP